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                                                                   EXHIBIT 10.1

                                LETTER AGREEMENT

                                WBT Holdings LLC
                               WBT Operating LLC

                                                              February 10, 2000

Wasserstein Perella Management Partners, L.L.C.
320 Park Avenue, 14th Floor
New York, NY 10022
Attention: Bruce R. Barnes

Ladies and Gentlemen:

       WBT Holdings LLC and WBT Operating LLC (together, the "Company") have retained you, WP Management Partners, L.L.C., a Delaware limited liability company ("WP"), to provide certain consulting and advisory services ("Services") in connection with the transactions contemplated by the Purchase Agreement, dated as of November 17, 1999 (the "Purchase Agreement"), by and between ZD, Inc., a Delaware corporation ("Seller") and WP Education Holdings LLC, a Delaware limited liability company ("WP Education"), as amended. We understand that the Services include, without limitation, advice with respect to structuring the transactions contemplated by the Purchase Agreement (the "Purchase"), the financing of the Purchase and the negotiation of the Purchase Agreement.

       The Company hereby expressly agrees to and will (i) pay to WP a fee of $_______ in cash at the closing of the Purchase Agreement ("the Closing") which amount shall be paid as and when directed by WP, and (ii) at or promptly following the Closing, reimburse WP for the reasonable out-of-pocket costs and expenses incurred in connection with the performance of the Services by WP and in connection with the transactions contemplated in the Purchase Agreement; provided, however, if the transactions contemplated by the Purchase Agreement are not consummated, the Company will have no obligation to pay such fees or to reimburse such costs and expenses.

       The Company hereby agrees to indemnify WP and its affiliates, and their respective officers, directors, employees, partners, agents and control persons (as such term is used in the Securities Act of 1933 and the rules and regulations thereunder) (together, the "WP Indemnities") to the fullest extent permitted by law against any Losses (as defined in the Purchase Agreement) arising out of any Services rendered by WP, provided, however, there shall be excluded from such indemnification any such claim, loss or expense that is based upon any action or failure to act by WP that is found in a final judicial determination to constitute gross negligence or

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WP Management Partners, L.L.C.
February 10, 2000
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intentional misconduct on WP's part. The Company will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this letter agreement. With respect to any such claim, loss or expense, WP may settle any claim or litigation prior to a final judgement thereon or forego appeal with respect thereto, in either case, with the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will not consent to entry of any judgement or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such WP Indemnitee of a release from all liability with respect to such claim or litigation, and (ii) that imposes any obligation on a WP Indemnitee (except any obligation to make payments which the Company shall, and promptly does, pay). No WP Indemnitee shall be liable to the Company or its respective subsidiaries or affiliates for any error of judgment or mistake of law or for any loss incurred by the Company or its subsidiaries or any of their respective affiliates in connection with the matters to which this letter agreement relates, except for any damages that are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the WP Indemnitee.

       This agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of New York, without giving effect to the conflict of law principles thereof.


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WP Management Partners, L.L.C.
February 10, 2000
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       If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

                                       Very truly yours,

                                       WBT HOLDINGS LLC

                                       By: [SIG]
                                          ---------------------------------
                                        Name:
                                        Title:


                                       WBT OPERATING LLC

                                       By: [SIG]
                                          ---------------------------------
                                        Name:
                                        Title:

Accepted and agreed
as of February 9, 2000

WP MANAGEMENT PARTNERS L.L.C.

By: [SIG]
   ---------------------------------
 Name:
 Title: